UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2024

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By correspondence dated October 1, 2024, Charles D. Hyman informed the Board of Directors (the “Board”) of Fidus Investment Corporation (the “Company”) of his decision to resign as a director of the Board and as a member of the Company’s Audit and Compensation Committee, and Nominating and Corporate Governance Committee, effective as of October 29, 2024. Mr. Hyman’s decision to resign from the Board was not a result of any dispute or disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Hyman for his many years of service to the Company and wishes him well.

In light of Mr. Hyman’s resignation from the Board, on October 3, 2024, the Board reduced the number of directors that shall comprise the full Board from six (6) directors to five (5) directors, effective as of October 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary